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                                                                 Exhibit 10.1.24


                                     [LOGO]


                                                                October 24, 2000

Mr. Hans Kobler
GE Capital Equity Investments, Inc.
120 Long Ridge Road
Stamford, Connecticut 06927

Dear Hans:

                RE:   R&D AGREEMENT WITH BEACON POWER CORPORATION

This letter is intended to constitute an agreement between Beacon Power Corporation ("BEACON") and GE Capital Equity Investments, Inc. and GE Corporate Research & Development ("CR&D"), for CR&D to perform certain mutually agreed research and development work for Beacon. The basic framework for our mutual obligations and rights is described in this letter, and details of particular R&D projects will be worked out from time to time. The basic elements are as follows:

1. SCOPE. Beacon is primarily interested in having CR&D's research and development assistance in the areas of electronics and controls, magnetic bearings, materials development and manufacturing, quality systems, and reductions in cost of goods. CR&D is willing to provide such assistance, for up to $2,000,000 of CR&D services at the CR&D standard commercial rate of providing such services.

2. PROCESS. Beacon and CR&D will initiate meetings of cross-functional teams to identify specific areas in which CR&D can be of assistance. CR&D will then propose specific R&D projects to assist Beacon, together with associated details such as timetable, cost, and other details customary for R&D projects. Once Beacon and CR&D have agreed on the project statement(s) of work, a project agreement or agreements will be signed by all parties. Beacon will carry the cost of this project scoping exercise. However, if either Beacon or CR&D are unable to agree, for whatever reason (including, without limitation, a failure to agree on matters relating to intellectual property), on the terms associated with performing one or more specific projects, neither party will be obligated to enter into an agreement to perform that work.

3. FINANCIAL ARRANGEMENTS. Each project agreement will provide for CR&D to invoice Beacon on a monthly basis for agreed work, and for Beacon to pay such invoices within 30 days after invoice.

4. INTELLECTUAL PROPERTY, ETC. The project agreement or agreements will involve the signing of a mutual non-disclosure and confidentiality agreement, which, among other things, will provide for ownership of the intellectual property rights arising from such R&D and of any deliverables from such

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R&D. In general, the details of such ownership shall be defined on a case by case basis as each of us finalize the project agreement or agreements. Neither party will acquire any rights to background intellectual property owned by the other except pursuant to specific written agreement between the parties that clearly identifies such background intellectual property.

5. WARRANT Simultaneously with the execution of this letter agreement, Beacon will grant to GE Capital Equity Investments, Inc. a warrant to purchase 120,000 shares of Beacon's Common Stock, exercisable at $4.20 per share, having a duration of seven years. This warrant will contain a vesting schedule which provides, among other things, that any unvested portion will lapse after three years.

6. DURATION. Unless otherwise agreed, this letter agreement shall be effective when signed by all of us, and shall terminate on November 1, 2003. No termination of this letter agreement shall affect obligations or rights described in paragraphs 3-6. This agreement can be extended by joint written agreement of the parties.

If you agree with this letter, please countersign a copy in its lower left corner and return it to me. Thank you. Beacon is delighted to be working with you.

                                               Sincerely,

                                               BEACON POWER CORPORATION

                                               /s/ William E. Stanton
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                                               By: William E. Stanton

Agreed as of October 24, 2000

GE CAPITAL EQUITY INVESTMENTS, INC.

BY: /s/ Hans Kobler
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         SIGNATURE

Hans Kobler, VP
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         PRINT SIGNER'S NAME, TITLE

GE CORPORATE RESEARCH AND DEVELOPMENT


BY: /s/ John J. Curley
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         SIGNATURE
John J. Curley, Manager - Finance
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